
"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------
A. INFORMATION REGARDING THE YAMAHA MOTOR MASTER  TRUST

1.   Aggregate Pool Balance as of the beginning of the
      preceding Collection Period...............................................      562,556,880.45

2.  Aggregate amount of Collections during the preceding
      Collection Period.........................................................      111,921,232.87

         a) Collections other than finance charges, cash Adjustment Payments
              and cash Transferor Deposit Amounts...............................      108,536,741.55

         b) Finance Charge collections..........................................        3,384,491.32

         c) Cash Adjustment Payments............................................             0.00

         d) Cash Transferor Deposit Amounts.....................................             0.00

3.  Aggregate amount of receivables written off (net of recoveries) during the
      preceding Collection Period...............................................           45,471.45

4.  Aggregate amount of non-cash Adjustment Payments during the preceding
      Collection Period.........................................................       10,492,085.03

5.  Aggregate amount of non-cash Transferor Deposit Amounts during the preceding
      Collection Period.........................................................            0.00

6.  Aggregate amount of additional Receivables during the Preceding Collection
      period....................................................................       51,707,140.06

7.  Aggregate Pool Balance as of the end of the preceding Collection
      Period....................................................................      495,189,722.48

8.  The aggregate Trust Principal Component as of the beginning of the
       preceding Collection Period was..........................................      554,118,527.24

9.  The aggregate amount of Principal Collections during the  preceding
       Collection Period was....................................................      103,482,879.66

10. The aggregate amount of Defaulted Receivables during the preceding
        Collection Period was...................................................           44,789.38

11.  The aggregate Trust Principal Component as of the end of the
       preceding Collection Period was*.........................................      487,761,876.64

12.  The aggregate amount of Yield Collections during the preceding
       Collection Period was....................................................        8,438,353.21

13.  The Discount Factor during the preceding Collection Period was.............           1.50%

14.  The Monthly Payment Rate during the preceding Collection Period was........           0.00%

15.  Defaulted Receivables ( [ charged-off receivables less recoveries ] x
        [1-Discount rate] ) during the preceding Collection Period, expressed as an annual percentage of the Trust Principal Component as of the
        beginning of the preceding Collection Period, were.....................            0.10%

16.  "Finance Charge" collections during the preceding Collection Period, expressed as an annual percentage of the Pool Balance as of the
       beginning of the preceding Collection Period, were......................            7.22%



"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

B. INFORMATION REGARDING THE SERIES INVESTED AMOUNTS & TRANSFEROR AMOUNT

                                                            SERIES           SERIES
                                                            1994-1           1995-1           AGGREGATE
                                                            ------           -------          ---------
1. Aggregate Invested Amount and Pool Factor as of the
    beginning of the preceding Collection Period

    a)  Class A Invested Amount....................      150,000,000.00   100,000,000.00   250,000,000.00

    b)  Less Class A Principal Funding Account.....           0.00              0.00             0.00

    c)  Equals Class A Adjusted Invested Amount....      150,000,000.00   100,000,000.00   250,000,000.00

    d)  Class B Invested Amount....................       32,926,829.27    21,951,219.51    54,878,048.78

    e)  Aggregate Invested Amount..................      182,926,829.27   121,951,219.51   304,878,048.78

    f)  Class A Pool Factor.........................        1.0000000        1.0000000

    g)  Class B Pool Factor.........................        1.0000000        1.0000000


2. Aggregate Invested Amount and Pool Factor as of the end of the preceding Collection Period

    a)  Class A Invested Amount.....................     150,000,000.00  100,000,000.00   250,000,000.00

    b)  Less Class A Principal Funding Account......           0.00            0.00             0.00

    c)  Equals Class A Adjusted Invested Amount.....     150,000,000.00  100,000,000.00   250,000,000.00

    d)  Class B Invested Amount.....................      32,926,829.27   21,951,219.51    54,878,048.78

    e)  Invested Amount.............................     182,926,829.27  121,951,219.51   304,878,048.78

    f)  Class A Pool Factor.........................          1.0000000       1.0000000

    g)  Class B Pool Factor.........................          1.0000000       1.0000000


                                                                                % TRUST
                                                                               PRINCIPAL
                                                             AMOUNT            COMPONENT
                                                             ------            ---------
3. Transferor Interest as of the beginning of the
    preceding Collection Period...................      249,240,478.46           44.98%

     a) Special Funding Account as of the
        beginning of the preceding Collection
        Period...................................             0.00                0.00%


4.  Available Subordinated Amount as of the
       beginning of the preceding Collection
       Period...................................              0.00                0.00%


"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

B. INFORMATION REGARDING THE SERIES INVESTED AMOUNTS &
    TRANSFEROR AMOUNT, CONT...
                                                                             % Trust
                                                                            Principal
                                                             AMOUNT         COMPONENT
                                                             ------         ---------

5. Transferor Interest as of the end of the
    preceding Collection Period.................        182,883,827.86         37.49%

     a) Special Funding Account as of the end
         of the preceding Collection Period....               0.00              0.00%


6. Available Subordinated Amount as of the end
    of the preceding Collection Period.........               0.00              0.00%

7. Minimum Transferor Percentage (net of
    Available Subordinated Amount) as of the
    end of the preceding Collection Period.....          48,776,187.66         10.00%


C. INFORMATION REGARDING THE ALLOCATION OF
    COLLECTIONS

1. Floating Allocation Percentage

Series 1994-1 Investor Percentage..............              33.01%
Series 1995-1 Investor Percentage..............              22.01%
                                                             ------
Aggregate Investor Percentage..................              55.02%
Transferor Percentage..........................              44.98%


2. Fixed Allocation Percentage

Series 1994-1 Investor Percentage..............                NA
Series 1995-1 Investor Percentage..............                NA
                                                              ----
Aggregate Investor Percentage..................                NA
Transferor Percentage..........................                NA


3. Allocation of Yield Collections

Yield Collections allocable to Series 1994-1..            2,785,687.76
Yield Collections allocable to Series 1995-1..            1,857,125.17
                                                          ------------
Aggregate Investor Yield Collections..........            4,642,812.93
Yield Collections allocable to the Transferor.            3,795,540.28


4. Allocation of Special Funding Account
    Income (allocated and distributed to
    the Transferor during the Revolving
    Period)

Special Funding Account Income allocable to
  Series 1994-1...............................                0.00
Special Funding Account Income allocable to
 Series 1995-1................................                0.00
                                                              ----
Aggregate Investor Special Funding Account
 Income......................................                 0.00
Special Funding Account Income allocable
 to the Transferor...........................                 0.00

                                            3


"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------
5. Allocation of Defaults

Defaults allocable to Series 1994-1
 (Investor Default Amount).......................            14,785.97
Defaults allocable to Series 1995-1 (Investor
 Default Amount).................................             9,857.31
                                                             ---------
Aggregate Investor Default Amount................            24,643.28
Defaults allocable to the Transferor.............            20,146.10


6. Allocation of Principal Collections

Principal Collections allocable to Series 1994-1.        34,161,996.27
Principal Collections allocable to Series 1995-1.        22,774,664.18
                                                         -------------

Aggregate Investor Principal Collections.........        56,936,660.45
Principal Collections allocable to the Transferor        46,546,219.21


7. Allocation of Collection Account Income
 (allocated and distributed to Series 1994-1 and Series 1995-1 during an Early Amortization
 Period)

Collection Account Income allocable to Series
 1994-1 .........................................              0.00
Collection Account Income allocable to Series
 1995-1..........................................              0.00
                                                               ----
Aggregate Investor Collection Account Income.....              0.00
Collection Account Income allocable to the
 Transferor......................................            586.49


D. INFORMATION REGARDING YIELD COLLECTIONS & INVESTMENT INCOME (YIELD FUNDS)

                                                         SERIES 1994-1    SERIES 1995-1       AGGREGATE
                                                         -------------    -------------       ---------
1. Yield Collections (including "finance charges)"
 allocable to Series 1994-1 and 1995-1 during the
 preceding Collection Period were...................       2,785,687.76     1,857,125.17     4,642,812.93

2. Principal Funding Account investment income
 during the preceding Collection Period was.........           0.00             0.00              0.00

3. Special Funding Account investment income
 allocable to Series 1994-1 and Series 1995-1
 during the preceding Collection Period were........           0.00             0.00              0.00

4. Collection Account investment income allocable
 to Series 1994-1 and Series 1995-1 during the
 preceding Collection Period were...................           0.00             0.00              0.00

5. Total Yield Funds allocable to Series 1994-1
 and Series 1995-1 during the preceding Collection
 Period were........................................       2,785,687.76     1,857,125.17     4,642,812.93

  a. Total Yield Funds allocable to Series 1994-1
     and Series 1995-1 as an annual percentage of
     the Series 1994-1 Invested Amount as of the
     beginning of the preceding Collection Period
     were...........................................          18.27%            18.27%



"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

E. INFORMATION REGARDING THE DISTRIBUTION OF YIELD COLLECTIONS AND
   INVESTMENT INCOME ALLOCABLE TO SERIES 1994-1 AND 1995-1

                                                         SERIES 1994-1    SERIES 1995-1       AGGREGATE
                                                         -------------    -------------       ---------
1.  Total Yield Funds allocable to Series 1994-1
    and Series 1995-1...............................       2,785,687.76     1,857,125.17     4,642,812.93

2.  Less Class A Monthly Interest paid..............         781,250.00       516,666.67     1,297,916.67

3.  Less Class A Past Due Monthly Interest paid......           0.00             0.00             0.00

4.  Less Class B Monthly Interest paid...............        176,981.71       117,987.80       294,969.51

5.  Less Class B Past Due Monthly Interest paid......           0.00             0.00             0.00

6.  Less Monthly Servicing Fee paid..................        304,878.05       203,252.03       508,130.08

7.  Less Past Due Monthly Servicing Fee paid.........           0.00             0.00             0.00

8.  Less Reimbursement of previously unreimbursed
     Class A Charge-Offs.............................           0.00             0.00             0.00
    (distributed as Excess Principal during
    the Revolving Period)

9.  Plus Reallocated Transferor Principal............           0.00             0.00             0.00

10. Less Investor Default Amount.....................         14,785.97         9,857.31        24,643.28
     (Excess Principal during the Revolving Period)

11. Less Interest on previously unreimbursed
     Class B Charge-Offs.............................           0.00             0.00             0.00

12. Less Reimbursement of previously unreimbursed
    Class B Charge-Offs..............................           0.00             0.00             0.00
     (Excess Principal during the Revolving Period)

13. Equals Remaining Yield Funds allocable to
    Series 1994-1 and Series 1995-1..................      1,507,792.03     1,009,361.35     2,517,153.39


F. INFORMATION REGARDING MONTHLY DISTRIBUTION SHORTFALLS TO SERIES 1994-1 AND SERIES 1995-1

                                                         SERIES 1994-1    SERIES 1995-1       AGGREGATE
                                                         -------------    -------------       ---------
1.  Class A Monthly Interest shortfall during the
    preceding Collection Period......................           0.00             0.00             0.00

2. Class B Monthly Interest shortfall during the
   preceding Collection Period........................          0.00             0.00             0.00

3. Monthly Servicing Fee shortfall during the
   preceding Collection Period........................          0.00             0.00             0.00

4. Class A Investor Charge-Offs during the preceding
   Collection Period..................................          0.00             0.00             0.00

5. Class B Investor Charge-Offs during the preceding
   Collection Period..................................          0.00             0.00             0.00

6. Cumulative Unreimbursed Class A Investor
   Charge-Offs........................................          0.00             0.00             0.00

7. Cumulative Unreimbursed Class B Investor
   Charge-Offs........................................          0.00             0.00             0.00

8. Cumulative Reallocated Transferor Principal........          0.00             0.00             0.00

                                            5


"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

G. INFORMATION REGARDING THE CALCULATION AND
   DISTRIBUTION OF PRINCIPAL

                                                          SERIES 1994-1    SERIES 1995-1     AGGREGATE
                                                          -------------    -------------     ---------
1. Available Principal Funds (funds on deposit in the
   Collection Account for principal distribution)

  a) Remaining Yield Funds allocable to Series 1994-1
     and Series 1995-1...................................      0.00             0.00              0.00
     (distributed to Transferor during Revolving Period)

  b) Principal Collections allocable to Series 1994-1
     and Series 1995-1...................................   34,161,996.27  22,774,664.18   56,936,660.45

  c) Investor Defaults...................................       14,785.97       9,857.31       24,643.28

  d) Reallocated Transferor Principal....................      0.00             0.00              0.00

  e) Principal Collections allocable to the Transferor...   27,927,731.53  18,618,487.69   46,546,219.21

  f) Balance of Special Funding Account (Undistributed
     Principal Collections)..............................      0.00             0.00              0.00
     (retained in Collection Account during the Revolving
     Period)

  g) Total Available Principal Funds.....................   62,104,513.77  41,403,009.18  103,507,522.94


2. Total Principal Paid to Class A.......................      0.00             0.00              0.00

  a)  Class A Monthly Principal..........................      0.00             0.00              0.00

  b)  Remaining Available Principal Funds................      0.00             0.00              0.00

3. Class B Monthly Principal.............................      0.00             0.00              0.00

4. Excess Principal Collections..........................   62,104,513.77  41,403,009.18  103,507,522.94
   (distributed to Transferor)


H. INFORMATION REGARDING THE PRINCIPAL FUNDING ACCOUNT

                                                          SERIES 1994-1    SERIES 1995-1     AGGREGATE
                                                          -------------    -------------     ---------
1. Principal Funding Account amount as of the beginning
   of the preceding Collection Period....................      0.00               0.00            0.00

2. Plus Class A principal deposits made during the
   preceding Collection Period...........................      0.00               0.00            0.00

3. Less principal withdrawals made during the preceding
   Collection Period.....................................      0.00               0.00            0.00

4. Principal Funding Account amount as of the end of
   the preceding Collection Period........................     0.00               0.00            0.00

5. Principal Funding Account Investment income during the
   preceding Collection Period...........................      0.00               0.00            0.00

6. Principal Funding Account investment rate during the
   preceding Collection Period...........................      0.00%              0.00%



"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

I. INFORMATION REGARDING TRANSFEROR SUBORDINATION EVENT TRIGGERS

                                                          SERIES 1994-1    SERIES 1995-1     AGGREGATE
                                                          -------------    -------------     ---------
Transferor Subordination Event ?......................         NO                NO

Required Transferor Subordination Amount..............          0.00             0.00           0.00

Required Transferor Subordination Amount (% Class A
 Adjusted Invested Amount)............................          0.00%            0.00%

Available Subordinated Amount as of the end of the
 preceding Collection Period.........................           0.00             0.00           0.00


Transferor Subordination Event Triggers                       Trigger            Actual     Subord. Event?
                                                               Level             Level         (1=yes)
                                                             --------            ------     --------------
1. Minimum November through April Monthly Payment
   Rate (3-mo moving avg)............................         10.00%             17.08%           0

2. Minimum May through October Monthly Payment Rate
   (3-mo moving avg)................................          13.00%             17.08%           0

3. Maximum All-Terrain Vehicles (as % of Pool
   Balance)........................................           33.33%             16.69%           0

4. Maximum other than motorcycles, scooters, water
   vehicles, all-terrain vehicles, outboard and snow
   mobiles (as % of Pool Balance)..................           10.00%             1.26%            0

5 Maximum Dealer "holdbacks" on non-sold products
  plus Sales Program Discounts.....................            5.00%             1.20%            0

6. Maximum Fiscal Year New Accounts as a % of
   Beginning Fiscal Year Total Accounts............            8.00%             2.00%            0

7. Maximum Fiscal Quarter New Accounts as a % of
   Beginning Fiscal Quarter Total Accounts.........            5.00%             2.00%            0

8. Maximum Defaulted Receivables minus Recoveries
   plus Repossessions (as an Annual % of Pool
   Balance) (3-month moving average)...............            7.50%             1.32%            0



"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

J. INFORMATION REGARDING EARLY AMORTIZATION EVENT TRIGGERS


Series 1994-1 Early Amortization Event ?...........                              NO
Series 1995-1 Early Amortization Event ?...........                              NO

                                                                             Series        Series
Early Amortization Event Triggers                             Trigger        1994-1        1995-1
                                                             --------        ------        ------




1. a. Min Class B Invested Amt as a % of Class A
      Inv Amt (Series 1994-1)......................           17.00%         21.95%          NA
   b. Min Class B Invested Amt as a % of Class A
      & B Inv Amt (Series 1995-1)..................           17.50%           NA          18.00%

2. Max consecutive months that Special Funding
   Account may exceed $0...........................             12

3. Minimum Transferor Interest (** note ** below)..           10.00%          29.97%       29.97%

4. Minimum Transferor Interest (** note ** below)
   if "finance charge" yield (expressed as an
   annual percentage of the Pool Balance) is less
   than 6%.........................................          12.00%           29.97%       29.97%

5. Minimum November through April Monthly Payment
   Rate (3-mo moving avg).........................            8.00%            17.08%      17.08%

6. Minimum May through October Monthly Payment
   Rate (3-mo moving avg).........................           11.00%            17.08%      17.08%

7. Maximum Defaulted Receivables minus Recoveries
   plus Repossessions (as an annual % of Pool
   Balance) (3-mo moving avg).....................           10.00%             1.32%       1.32%

8. Class B Invested Amount is less than Initial
   Class B Invested Amount for three consecutive
   periods.......................................                           32,926,829    21,951,220

-----------------------------------------------------------------------------------------------------


** Note **: For purposes of determining whether the Transferor Interest is greater than the Minimum Transferor Interest, the Transferor Interest is reduced by the principal component (1 minus the Discount Factor) of 10-day draft balances if the short term rating of DFS is not P-1.

   Is the short term rating of DFS P-1?.....................         NO
   Balance of  10-day Overdrafts as of the end of the
   preceding Collection Period..............................     37,262,935

  Transferor Interest as of the end of the preceding
  Collection Period.........................................    182,883,828
  Principal Component of 10-Day Draft balance  as of the
  end of the preceeding Coll. Period........................     36,703,991
                                                                -----------
  Adjusted Transferor Interest..............................    146,179,836


"Regular" Distribution Date:              YAMAHA MOTOR MASTER TRUST             Collection Period Ending:
      15-Jul-97                  6.25% SERIES 1994-1 AND 6.20% SERIES 1995-1             30-Jun-97
---------------------------------------------------------------------------------------------------------

K. INFORMATION REGARDING THE SERVICER CASH
   COLLATERAL ACCOUNT

1. Servicer Cash Collateral Account balance as of the
   beginning of the preceding Collection Period.............   1,297,916.67

2. Servicer Cash Collateral Account balance as of the end
   of the preceding Collection Period.......................   1,297,916.67

3. Withdrawals from the Servicer Cash Collateral Account
   during the preceding Collection Period...................       6,019.84

4. Investment Income on the Servicer Cash Collateral
   Account during the preceding Collection Period...........       6,019.84

                                                 NAME:  KEVIN FUJIMOTO
                                                        --------------
                                                 TITLE: TREASURER
                                                        --------------
                                       9